SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Amerityre Corporation (the “Company”) has appointed Timothy L. Ryan as a member of the board effective June 30, 2010. Mr. Ryan, age 61, incorporated Rhino Rubber LLC in September 2008. A manufacturing and distribution company, Rhino Rubber has brought a complete line of solid industrial tires and wheels to the US market serving the material handling industry. The company is also visible in Europe under the name Euromex Tyre.

Mr. Ryan served as President of Thule Trailers, Winslow, ME, an international manufacturer of aluminum and galvanized sport utility and cargo trailers targeting the US market, from June 2005 until July 2008.  He was recruited by Thule, a Swedish company, to implement a national sales and distribution strategy for enclosed aluminum trailers along with introducing an innovative Thule European-designed galvanized trailer program.  In that position he developed multi-location distribution and manufacturing capacity in the US market, as well as a multi-channel sales distribution initiative ranging from independent trailer dealers to national retailers such as ACE hardware, Balkamp/NAPA, Cabela’s, and U-Haul.  He was also responsible for implementing extensive restructuring and business alignment initiatives within the US to introduce new trailer concepts and solutions consistent with trends driven by the automotive industry.

From June 1991 to Feb. 2005, Mr. Ryan worker for Trelleborg Wheel Systems Americas, Hartville, OH, as President.  Trelleborg is an international company dealing in ISO certified industrial tires serving the global material handling industry with proprietary products.  In that position, Mr. Ryan reported directly to the Business Unit President in Europe and was responsible for leading the Global Matrix Organization of 6 executives and 1800 employees in US, 8 executives and 700 employees in Sir Lanka, and 5 executive and 225 employees in Belgium.

Prior to that position, from 1986 to 1991, Mr. Ryan served as General Manager of Industrial Tires Division (formally Teledyne Monarch Rubber) where he managed the industrial tire division of Teledyne Monarch Rubber with full P&L responsibility. Mr. Ryan worked in various product support, sales representative, and regional and national sales management positions from 1979 to 1986. Mr. Ryan completed three years of study in Business Administration at the University of Texas, Austin, TX (1969-1972), a Dale Carnegie Institute program (1981), and the Trelleborg Intercultural Management Program at Lund University, Lund, Sweden (1998).  Mr. Ryan served in the U.S. Air Force from 1967 through 1973.

There is no arrangement or understanding between Mr. Ryan and any other persons pursuant to which he was selected as a director. The board of directors has not yet determined on which committee of the board Mr. Ryan will serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  June 29, 2010

AMERITYRE CORPORATION

By: /S/ Michael Kapral

Michael Kapral

Chief Executive Officer and President